Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

ROCKWELL MEDICAL, INC.
(a Delaware corporation)

ARTICLE I
NAME

The name of the corporation is Rockwell Medical, Inc. (the “Corporation”).

ARTICLE II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

Section 4.1                                    Authorized Stock.  The total number of shares which the Corporation shall have authority to issue is 172,000,000 shares, of which 170,000,000 shall be designated as a class of Common Stock, par value $0.0001 per share (the “Common Stock”), and 2,000,000 shall be designated as a class of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2                                    Common Stock.

(a)                                 Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b)                                 Dividends.  Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors (or an authorized committee thereof).

(c)                                  Liquidation.  Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3                                    Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  Subject to limitations prescribed by law and the provisions of this Article IV, and subject to the rights of the holders of any outstanding series of Preferred Stock, the Board of Directors (or an authorized committee thereof) is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4                                    No Class Vote on Changes in Authorized Number of Shares of Stock.  Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1                                    Number.  Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the voting power of the total number of directors then authorized.

Section 5.2                                    Classification.

(a)                                 The Board of Directors (except as may be otherwise provided with respect to directors elected by the holders of any one or more series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation)) (the “Preferred Stock Directors”) shall be divided into three classes, designated Class I, Class II and Class III, effective as of the effectiveness of the filing of this Certificate of Incorporation.  The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the initial effectiveness of this

Section 5.2.  Class II directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of this Section 5.2; Class III directors shall initially serve until the second annual meeting of stockholders following the initial effectiveness of this Section 5.2; and Class I directors shall initially serve until the third annual meeting of stockholders following the initial effectiveness of this Section 5.2.  Commencing with the first annual meeting of stockholders following the initial effectiveness of this Section 5.2, directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the third annual meeting held after their election and until the election and qualification of their respective successors in office.

(b)                                 Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law or resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the voting power of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors, or by the sole remaining director.  Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until their successor shall have been duly elected and qualified.  No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(c)                                  Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon.

(d)                                 During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to their earlier death, disqualification, resignation or removal.  Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3                                    Powers.  Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4                                    Election; Annual Meeting of Stockholders.

(a)                                 Ballot Not Required.  The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b)                                 Notice.  Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws of the Corporation.

(c)                                  Annual Meeting.  The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors (or an authorized Committee thereof) shall fix.

ARTICLE VI
STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote by consent in accordance with Section 228 of the DGCL, provided that no action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors before the consent of shareholders is executed.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation: (a) may be called at any time by the Corporation’s chief executive officer or Board of Directors (or an authorized committee thereof); and (b) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that: (i) own (as defined in the Bylaws of the Corporation, as amended from time to time) shares representing at least a majority of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting at the time a request is delivered; and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws of the Corporation and amended from time to time; provided, that stockholders shall not be permitted except as required by applicable law, to call a special meeting for the purpose of electing directors or amending or adopting any provision inconsistent with Section 2.2 of the Bylaws of the Corporation.  The foregoing provisions of this Article VII shall be subject to the provisions of the Bylaws of the Corporation (as amended from time to time) that limit the ability to make a request for a special meeting and that specify the circumstances pursuant to which a request for a special meeting will be deemed to be revoked.  Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE VIII
EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX
AMENDMENT

Section 9.1                                    Amendment of Certificate of Incorporation.  Subject to the terms of any series of Preferred Stock then outstanding, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation; provided, however, that except as otherwise provided in this Certificate of Incorporation (including any provision of a Preferred Stock Designation that provides for a greater or lesser vote) and in addition to any requirements of law, any provision to adopt, amend or repeal, or adopt any provision inconsistent with, Article V of this Certificate of Incorporation (Board of Directors) shall require the affirmative vote of a majority of shares entitled to vote thereon or, if by written consent, the unanimous written consent of shareholders.

Section 9.2                                    Amendment of Bylaws.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, but subject to the terms of any Series of Preferred Stock then outstanding, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.  Except as otherwise provided in this Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote), and in addition to any requirements of law, the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE X
LIABILITY OF DIRECTORS

Section 10.1                             No Personal Liability.  To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2                             Amendment or Repeal.  Any amendment, alteration or repeal of this Article X that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE XI
FORUM FOR ADJUDICATION OF DISPUTES

Section 11.1                             Forum.  Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware).  For purposes of this Article XI, internal corporate claims means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery.

Section 11.2                             Consent to Jurisdiction.  If any action the subject matter of which is within the scope of this Article XI is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article XI; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3                             Enforceability.  If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Stuart Paul 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601

ARTICLE XIII

The names, mailing addresses and class of the persons to serve as the initial directors of the corporation are as follows:

Stuart Paul (Class I) 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601	Mark H. Ravich (Class II) 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601

Lisa Colleran (Class II) 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601	Dr. Robin L. Smith (Class III) 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601

John G. Cooper (Class II) 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601	Benjamin Wolin (Class III) 411 Hackensack Ave., Suite 501 Hackensack, NJ 07601

ARTICLE XIV

The Corporation hereby expressly elects that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

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IN WITNESS WHEREOF, the undersigned does make, file and record this Certificate of Incorporation, and does certify that the facts stated herein are true as of this 30th day of August, 2019.

By:	/s/ Stuart Paul
Stuart Paul
President and CEO